Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 19, 2024 (the “Closing Date”), NoJo Baby & Kids, Inc. (“NoJo Baby”), a wholly-owned subsidiary of Crown Crafts, Inc. (the “Company”) acquired substantially all of the assets, and assumed certain specified liabilities, of Baby Boom Consumer Products, Inc. (“Baby Boom”) (“the Acquisition”), for a purchase price of $18.0 million in cash, subject to a dollar-for-dollar adjustment to the extent that the working capital at closing is greater or less than the target working capital of $6,515,809. The Acquisition was funded by the Company using the proceeds of an $8.0 million term loan from The CIT Group/Commercial Services, Inc. (“CIT”) and additional borrowings under the Company’s revolving line of credit with CIT.

The Acquisition will be accounted for under the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 805, Business Combinations, with the Company representing the accounting acquirer under this guidance. The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, and are presented to illustrate the estimated effects of the Acquisition and the issuance of debt used to fund the Acquisition.

The unaudited pro forma combined balance sheet combines the Company’s historical consolidated balance sheet as of March 31, 2024, with Baby Boom’s December 31, 2023 historical balance sheet giving effect to the Acquisition as if it was completed on March 31, 2024.

The unaudited pro forma combined statement of income for the year ended March 31, 2024 (“Fiscal 2024”), combines the Company’s historical consolidated statement of income for its Fiscal 2024 with Baby Boom’s statement of income for its fiscal year ended December 31, 2023. The unaudited pro forma combined statements of income give effect to the Acquisition as if it was completed on April 3, 2023.

The estimated purchase price of the Acquisition will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. Any excess value of the estimated consideration transferred over the net assets acquired will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the accompanying unaudited pro forma combined financial statement presentation.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, and Baby Boom’s audited financial statements and related notes as of and for the year ended December 31, 2023 which are included in this Amendment No. 1 to the Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only, and do not purport to represent what the actual consolidated combined balance sheet or statement of income would have been had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position. Additionally, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the Acquisition.

The Company and Baby Boom have different year end dates for their fiscal periods. As permitted by Article 11 of Regulation S-X, Baby Boom’s financial statements for its fiscal year ended December 31, 2023 were combined with the Company’s audited consolidated financial statements for the Company’s year ended March 31, 2024, without reflecting an adjustment to align those different fiscal year ends.

CROWN CRAFTS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

(amounts in thousands)

							Pro Forma
		Baby Boom Consumer					Condensed
	Crown Crafts, Inc.	Products, Inc.					Combined
	as of	as of	Transaction		Financing		as of
	March 31, 2024	December 31, 2023	Adjustments		Adjustments		March 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$829	$10	$(16,365)	2a	$16,355	2h,i	$829
Accounts receivable	22,403	4,200	(737)	2b	-		25,866
Inventories, net	29,709	2,803	(814)	2b	-		31,698
Prepaid expenses and other current assets	1,883	647	(389)	2b	-		2,141

Total current assets	54,824	7,660	(18,305)		16,355		60,534

Operating lease right of use assets	14,949	-	-		-		14,949

Property, plant and equipment - net	1,656	74	(74)	2b	-		1,656

Other assets:
Goodwill	7,926	-	5,760	2d	-		13,686
Intangible assets - net	2,872	-	5,520	2c	-		8,392
Other	479	-	-		-		479
Total other assets	11,277	-	11,280		-		22,557
Total Assets	$82,706	$7,734	$(7,099)		$16,355		$99,696

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,502	$1,370	$(735)	2b	$-		$5,137
Operating lease liabilities, current	3,587	-	-		-		3,587
Other current liabilities	2,372	819	(100)	2b,e	-		3,091
Total current liabilities	10,461	2,189	(835)		-		11,815
Non-current liabilities:
Long-term debt	8,112	-	-		16,355	2h,i	24,467
Operating lease liabilities, noncurrent	12,138	-	-		-		12,138
Reserve for unrecognized tax liabilities	394	-	-		-		394
Total non-current liabilities	20,644	-	-		16,355		36,999

Commitments and contingencies	-	-	-		-		-

Shareholders' equity:
Common stock	132	1	(1)		-		132
Additional paid-in capital	57,888	-	-		-		57,888
Treasury stock - at cost	(15,821)	-	-		-		(15,821)
Retained earnings	9,402	5,544	(6,263)		-		8,683
Total shareholders' equity	51,601	5,545	(6,264)		-		50,882
Total Liabilities and Shareholders' Equity	$82,706	$7,734	$(7,099)		$16,355		$99,696

See notes to unaudited proforma condensed combined balance sheet

CROWN CRAFTS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME

(amounts in thousands, except share and per share amounts)

	Crown Crafts, Inc.	Baby Boom Consumer
	and Subsidiaries	Products, Inc.					Pro Forma
	Consolidated Statement	Statement					Condensed
	of Income	of Income					Combined
	Fiscal Year ended	Year Ended	Transaction		Financing		Fiscal Year ended
	March 31, 2024	December 31, 2023	Adjustments		Adjustments		March 31, 2024

Net sales	$87,632	$22,220	$-		$-		$109,852
Cost of products sold	64,632	14,573	-		-		79,205
Gross profit	23,000	7,647	-		-		30,647
Marketing and administrative expenses	16,105	6,178	392	2f			22,675
Income from operations	6,895	1,469	(392)		-		7,972
Other income (expense):
Interest expense - net of interest income	(734)	-	-		(1,187)	2j,k	(1,921)
Other - net	67	-	-		-		67
Income before income taxes	6,228	1,469	(392)		(1,187)		6,118
Income tax expense (benefit)	1,334	(123)	230	2g	(254)	2l	1,187
Net income	$4,894	$1,592	$(622)		$(933)		$4,931

Weighted average shares outstanding:

Basic	10,210						10,210

Diluted	10,214						10,214

Earnings per share:

Basic	$0.48						$0.48

Diluted	$0.48						$0.48

See notes to unaudited proforma condensed combined financial statements

CROWN CRAFTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.

 Description of transaction: On July 19, 2024 (the “Closing Date”), NoJo Baby & Kids, Inc. (“NoJo Baby”), a wholly-owned subsidiary of Crown Crafts, Inc. (the “Company”) completed the acquisition of Baby Boom Consumer Products, Inc. (“Baby Boom”) (the “Acquisition”), for a purchase price of $18.0 million in cash, subject to a dollar-for-dollar adjustment to the extent that the working capital at closing is greater or less than the target working capital of $6,515,809. The Acquisition was funded by the Company using the proceeds of an $8.0 million term loan from The CIT Group/Commercial Services, Inc. (“CIT”) and additional borrowings under the Company’s revolving line of credit with CIT.

The cash paid on the Closing Date was calculated as follows (in thousands):

Purchase price	$18,000
Target working capital	(6,515)
Estimated working capital at Closing Date	4,870
Preliminary purchase price	$16,355

The table below represents the preliminary purchase price allocation for Baby Boom based on estimates, assumptions, valuations and other analyses as of the Closing Date, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase price will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed, and therefore, calculation of goodwill, are dependent upon certain valuation and other studies that have not yet been completed and could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets and liabilities of Baby Boom based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows (in thousands):

Purchase price	$16,355

Assets acquired:
Accounts receivable	3,463
Inventories, net	1,989
Prepaid expenses and other current assets	258
Intangible assets - net	5,520
11,230

Liabilities assumed:
Accounts payable	635
635

Total identifiable net assets acquired	10,595

Goodwill	5,760

Preliminary purchase price	$16,355

For purposes of the proforma combined balance sheet, the Acquisition is assumed to have been completed on March 31, 2024. Since the purchase price was determined based on cash balances and working capital on the Closing Date, the transaction adjustments include adjustments to cash and working capital amounts to remove assets not acquired in the transaction.

2.

 Transaction adjustments: The unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition had occurred on March 31, 2024, and the unaudited proforma condensed combined statements of income were prepared as if the Acquisition had occurred on April 3, 2023, and reflect the following adjustments:

a.	To record the cash purchase price of $16.3 million and adjust cash to the balance at the Closing Date
b.	To eliminate the historical book value of Baby Boom’s assets and liabilities as of December 31, 2023 when the historical book value is different than the fair value on the date of the Acquisition
c.	To record acquired identifiable intangibles of $5.5 million consisting of licensor relationships, and trade names
d.	To record the purchase price in excess of total identifiable net asset acquired of $5.7 million
e.	To record transaction expenses of $719,000 incurred after the proforma balance sheet date
f.	To record additional amortization expense resulting from purchase accounting
g.	To record estimated income tax on the historical results of Baby Boom and the tax effect of the transaction adjustments at 21.4%

Financing adjustments: The Acquisition was funded by the Company using the proceeds of an $8.0 million term loan from CIT and additional borrowings under the Company’s revolving line of credit with CIT. For purposes of the proforma combined balance sheet, the Company is assumed to have borrowed $8.0 million from the term loan and $8.3 million under the line of credit as this mirrors the amounts used on the Closing Date.

h.	To record borrowings of $8.3 million under the Company’s line of credit
i.	To record borrowings of $8.0 million under the Company’s term loan
j.	To record interest expense associated with borrowings used to fund the acquisition at an assumed interest rate of 6.94% for the line of credit
k.	To record interest expense associated with borrowings used to fund the acquisition at an assumed interest rate of 7.59% for the term loan
l.	To record the tax effect of the financing adjustments at 21.4%